                                                                    Exhibit 10.9

--------------------------------------------------------------------------------


                              LBI HOLDINGS I, INC.

                             -----------------------

                                WARRANT AGREEMENT

                             -----------------------




                           DATED AS OF MARCH 20, 2001


                       WARRANTS TO PURCHASE COMMON STOCK,
                                 $0.01 PAR VALUE

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1.   FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES ..........................  1
     1.1   Form of Warrant Certificates ............................................  1
     1.2   Execution of Warrant Certificates; Registration Books ...................  2
     1.3   Transfer, Split Up, Combination and Exchange of Warrant Certificates;
           Lost or Stolen Warrant Certificates .....................................  2
     1.4   Subsequent Issuance of Warrant Certificates .............................  3
2.   EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE. ..............................  4
     2.1   Exercise of Warrant .....................................................  4
     2.2   Cashless Exercise of Warrants ...........................................  4
     2.3   Issuance of Common Stock ................................................  5
     2.4   [Intentionally Omitted] .................................................  5
     2.5   Cancellation and Destruction of Warrant Certificates ....................  5
     2.6   Legend ..................................................................  5
3.   RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK; TRANSFER TAXES ........  6
     3.1   Reservation of Common Stock .............................................  6
     3.2   Common Stock To Be Duly Authorized and Issued, Fully Paid and
           Nonassessable ...........................................................  6
     3.3   Transfer Taxes ..........................................................  6
     3.4   Common Stock Record Date ................................................  6
     3.5   CUSIP Number ............................................................  7
4.   ADJUSTMENTS; DISTRIBUTIONS; CONSOLIDATION, MERGER, SALE, RECLASSIFICATION;
     FRACTIONAL SHARES; SPECIAL AGREEMENTS. ........................................  7
     4.1   Adjustment to Purchase Price ............................................  7
     4.2   Fractional Shares ....................................................... 11
     4.3   Right of Action ......................................................... 11
     4.4   Special Agreement of Warrant Certificate Holders ........................ 12
     4.5   Special Agreements of the Company ....................................... 12
5.   PUT RIGHTS; CALL RIGHTS. ...................................................... 13
     5.1   Put Rights .............................................................. 13
     5.2   Call Right .............................................................. 13

     5.3   Put and Call Closings ................................................... 14
6.   REGISTRATION .................................................................. 14
     6.1   Piggyback Registration .................................................. 14
     6.2   Registration Procedures ................................................. 15
     6.3   Grant of Other Registration Rights ...................................... 17
     6.4   Indemnification ......................................................... 18
     6.5   Contribution ............................................................ 18
7.   INTERPRETATION OF THIS AGREEMENT .............................................. 19
     7.1   Certain Defined Terms ................................................... 19
     7.2   Use of the Term "Underwritten ........................................... 28\
     7.3   Descriptive Headings .................................................... 28
8.   MISCELLANEOUS ................................................................. 28
     8.1   Amendment and Waiver .................................................... 28
     8.2   No Rights or Liabilities as Stockholder ................................. 28
     8.3   Directly or Indirectly .................................................. 29
     8.4   Survival of Representations and Warranties; Entire Agreement ............ 29
     8.5   Successors and Assigns .................................................. 29
     8.6   Notices ................................................................. 29
     8.7   Severability ............................................................ 30
     8.8   Counterparts ............................................................ 30
     8.9   Waiver of Jury Trial, Consent to Jurisdiction ........................... 31
     8.10  Governing Law ........................................................... 31
     8.11  Expiration .............................................................. 32
     8.12  Equitable Remedies ...................................................... 32

                                WARRANT AGREEMENT

         WARRANT AGREEMENT dated as of March 20, 2001, among LBI HOLDINGS I, INC., a California corporation (together with its successors and assigns, the "Company"), and THE PURCHASERS LISTED ON SCHEDULE A HERETO (collectively, the "Purchasers").

RECITALS:

         A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 7 hereof.

         B. The Board of Directors has authorized the issuance of an aggregate of warrants (the "Warrants") of the Company, each Warrant representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein, one (1) share of Common Stock.

         C. The Company and the Purchasers have entered into that certain Securities Purchase Agreement (as it may be amended from time to time, the "Purchase Agreement"), of even date herewith, pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Company's Junior Subordinated Notes (the "Notes") and Warrants for 14.02 shares of Common Stock. There are currently 200 shares of Common Stock outstanding at the time of the initial issuance of the Warrants.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.       FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

         1.1 Form of Warrant Certificates. The warrant certificates (individually, a "Warrant Certificate" and, collectively, the "Warrant Certificates") evidencing the Warrants, and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Exhibit A hereto and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of Warrants represented by such Warrant Certificate at a price per share equal to the Purchase Price, but the number of shares of Common Stock purchasable pursuant to a Warrant Certificate and the Purchase Price shall be subject to adjustment as provided herein.

         1.2      Execution of Warrant Certificates; Registration Books.

                  (a) Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President, its Executive Vice President or any other officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

                  (b) Registration Books. The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section 8.6 hereof, or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         1.3 Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or Stolen Warrant Certificates.

                  (a) Transfer, Split Up, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be sold, transferred, hypothecated or pledged (collectively, "transferred") split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or transferee thereof to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase; provided that any transfer of any Warrant Certificate shall be (i) subject to the limitations set forth in the Purchase Agreement and the Related Agreements and shall be made only to Permitted Holders and (ii) subject to compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in
         Section 1.2(b) hereof, whereupon the Company shall, subject to the limitations on transfer set forth herein and in the Purchase Agreement and the Related Agreements, deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested; provided, however, that the Company shall have no such obligation in the event that it reasonably determines that such transfer, split up, combination or exchange would constitute a violation of the Communications Act of 1934 or the rules and regulations for the Federal Communications Commission (the "FCC") as then in effect ("FCC Laws"). In the event that the Company, on advice of its FCC counsel, or the holder, on advice of FCC counsel reasonably acceptable to the Company, reasonably determines that such violation may be remedied by receiving the consent of the FCC prior to such transfer, split up, combination or exchange, the Company and the registered holder, at the Company's expense, shall promptly take such actions as are reasonably necessary in order to obtain the FCC's consent to such transaction. Each registered holder of a Warrant Certificate, by its acceptance thereof, agrees not to transfer any Warrant Certificate in any manner which would violate
         Section 5 of the Securities Act or any other applicable securities laws or any other applicable laws (including the FCC Laws) or the Purchase Agreement or any Related Agreement.

                  (b) Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and:

                           (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (which in any event shall not require the posting of a bond or other security therefor); or in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

         1.4 Subsequent Issuance of Warrant Certificates. Subsequent to the original issuance, no Warrant Certificates shall be issued except:

                           (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to
                  Section 1.3(a) hereof; and

                           (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 1.3(b) hereof; and

                           (c) Warrant Certificates issued in respect of unexercised Warrants pursuant to Section 2.4 hereof.

2.       EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.

         2.1 Exercise of Warrant. Subject to Section 4.5 of the Purchase Agreement, any time on or before the Expiration Date, the holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part, by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 1.2(b) hereof, together with payment of the Purchase Price for each share of Common Stock with respect to which the Warrants are then being exercised; provided, however, that no such exercise shall be valid in the event that the Company reasonably determines that such exercise would constitute a violation of the FCC Laws. In the event that the Company, on advice of its FCC counsel or the registered holder, on advice of FCC counsel reasonable acceptable to the Company, reasonably determines that such violation may be remedied by receiving the consent of the FCC prior to such exercise, the Company and registered holder, at the Company's expense, shall promptly take such actions as are reasonably necessary to obtain the FCC's consent to such transaction. Such Purchase Price shall be payable in cash, by check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

         2.2 Cashless Exercise of Warrants. Subject to Section 4.5 of the Purchase Agreement and notwithstanding the provisions of Section 2.1 hereof, if the FMV (as defined below in this Section) of the Common Stock for which a Warrant may be exercised is greater than the Purchase Price payable in connection with the exercise thereof (at the date of calculation, as set forth below), in lieu of exercising such Warrant as permitted in Section 2.1, the holder of a Warrant Certificate may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrant (or the portion thereof being canceled) by surrender of the Warrant Certificate, together with the election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in
Section 1.2(b) hereof, in which event the Company shall issue to the holder of the Warrant Certificate that number of shares of Common Stock computed using the following formula:

                              CS = WCS x (FMV - PP)
                                   ----------------
                                       FMV

Where

CS     equals the number of shares of Common Stock to be issued to the holder of the Warrant Certificate;

WCS    equals the number of shares of Common Stock then purchasable under the
Warrant (at the date of such calculation);

FMV    equals the fair market value of one share of the Common Stock (at the date of such calculation) as determined by the Company's Board of Directors in good faith; and

PP     equals the Purchase Price (as adjusted to the date of such calculation);

         provided, however, that no such exercise shall be valid in the event that the Company reasonably determines that such exercise would constitute a violation of the FCC Laws. In the event that the Company, on advice of its FCC counsel or the registered holder, on advice of FCC counsel reasonable acceptable to the Company, reasonably determines that such violation may be remedied by receiving the consent of the FCC prior to such exercise, the Company and the registered holder, at the Company's expense, shall promptly take such actions as are reasonably necessary to obtain the FCC's consent to such transaction.

         2.3 Issuance of Common Stock. Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 hereof and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section
3.3 hereof) and the receipt of any FCC consent required in accordance with
Section 2.1 or Section 2.2 and receipt of evidence of compliance with Section
4.5 of the Securities Purchase Agreement, the Company shall thereupon promptly cause certificates representing the number of shares (including fractional shares) of Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder.

         2.4 Unexercised Warrants. In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby (a) the number of shares of Common Stock purchasable pursuant to such Warrant Certificate shall be reduced by the number of shares of Common Stock purchased upon such exercise of Warrants; and (b) a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

         2.5 Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

         2.6 Legend. Each Warrant Certificate issued pursuant to this Agreement shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the form set forth in the form of Warrant Certificate attached hereto as Exhibit A.

3.       RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK; TRANSFER TAXES.

         3.1 Reservation of Common Stock. The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants then outstanding hereunder.

         3.2 Common Stock To Be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any Lien, other than Liens arising from the actions of the applicable holder of a Warrant.

         3.3 Transfer Taxes. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

             (a) each Warrant Certificate;

             (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) hereof; and

             (c) each share of Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender).

         3.4 Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the originally executed Warrant Certificate evidencing such Warrants was duly surrendered and delivered to the Company with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote, receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein, including without limitation Section 4.1(a) hereof, or in any other applicable agreement between the Company and such holder.

         3.5 CUSIP Number. The Company covenants and agrees that on or before the earlier of (i) the date of the first offer for sale of Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act, or (ii) the date thirty (30) days after the first exercise of a Warrant, it shall have obtained, and thereafter shall maintain, a CUSIP or private placement number, as applicable, in respect of the Common Stock from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

4.       ADJUSTMENTS; DISTRIBUTIONS; CONSOLIDATION, MERGER, SALE,
RECLASSIFICATION; FRACTIONAL SHARES; SPECIAL AGREEMENTS.

         4.1 Adjustment to Purchase Price. The Authorized Number of Shares and the Purchase Price shall be subject to adjustment pursuant to the provisions of this Section 4.

                  (a)(1) Distribution of Property. In case, at any time during the term of the Warrants, the Company shall declare a dividend of cash or cash equivalents upon its Common Stock, or shall distribute to holders of its Common Stock (i) shares of its capital stock (other than Common Stock), (ii) Other Distributions (as defined in the Purchase Agreement) or (iii) other Securities of any other Person(s), evidences of indebtedness issued by the Company or any other Person(s), other assets or options or warrants or rights, then, as a condition of such declaration or distribution, lawful and adequate provision shall be made, and such funds, assets, Securities or other rights set aside and segregated, whereby each holder of Warrants shall thereafter have the right to receive, upon the exercise by such holder of any Warrants or the repurchase of any Warrants or sale of the Warrants in connection with a Sale of the Company, to the exclusion of other shareholders or creditors of the Company, such cash dividend (and interest thereon, as provided below), shares of stock, other Securities, evidences of indebtedness, other assets or options or warrants or rights as would have paid or distributed to such holder of the Warrants being exercised or repurchased or sold if the Warrants being exercised or repurchased or sold had been fully exercised immediately prior to the record date for determining the holders of Common Stock entitled to participate in such declaration or distribution, provided that any dividend of cash or cash equivalents shall accrue interest at the rate of six percent (6%), compounded annually in arrears on each anniversary of the date of payment, until payment of the dividend upon exercise or repurchase or sale of the Warrants as provided above. If not sooner paid above, the amounts payable under this Section 4.1(a)(1) shall in all events be paid on the Maturity Date (as defined in the Purchase Agreement). The foregoing provisions of this Section 4.1(a)(1) shall not apply to dividends or distributions made pursuant to Section 7.5(i), (ii) or
         (iii) of the Purchase Agreement.

                  (a)(2) Corporate Overhead Expense Adjustment. Schedule B attached hereto sets forth Corporate Overhead Expense levels for the periods 2001 through 2007. Upon the occurrence of the Sale of the Company, each holder of the Warrants shall be entitled to receive a payment equal to the aggregate amount of any Corporate Overhead Expense Adjustment, if any, multiplied by such holder's percentage of the Fully-Diluted Outstanding Equity of the Company at such time. If not sooner paid above, the amounts payable under this Section 4.1(a)(2) shall in all events be paid on the Maturity Date (as defined in the Purchase Agreement). Notwithstanding the foregoing, no payment will be owed to the holders of Warrants under this Section 4.1(a)(2) if there occurs an event that triggers a calculation of Fair Market Value under this Agreement.

                  (b) Dividends, Subdivisions and Combinations. In case at any time during the term of the Warrants the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Authorized Number of Shares shall be increased in proportion to such increase in outstanding shares and the Purchase Price in effect immediately prior to such stock dividend, subdivision or split-up shall be proportionately reduced. Conversely, in case at any time during the term of this Warrant the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Authorized Number of Shares immediately prior to such combination shall be proportionately reduced and the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  (c) Consolidation; Merger; Sale; Reclassification. If at any time during the term of the Warrants any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or from no par value to par value or as a result of a stock dividend, exchange or subdivision or split-up or combination of shares), or consolidation or merger of the Company with another corporation, or the sale or other disposition of all or substantially all of the Company's outstanding shares of Common Stock or properties and assets or the properties and assets of the Company's Subsidiaries, on a consolidated basis, to another Person, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other Securities or assets with respect to or in exchange for Common Stock (collectively, the "Specified Events"), then, unless the holders of the Warrants shall be required to participate in such Specified Event pursuant to Section 3.3 of the Voting and Co-Sale Agreement, as a condition of such reorganization, reclassification, consolidation, merger, sale or disposition, lawful and adequate provision shall be made whereby the holders of the Warrants shall thereafter have the right to receive upon the exercise of the Warrants, during the period specified herein and upon payment of the Purchase Price, and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Warrants, such shares of stock, other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, sale or disposition not taken place, and in any such case lawful and adequate provision shall be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions of this Agreement and of the Warrants (including without limitation provisions for adjustment of the Purchase Price and Authorized Number of Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, other Securities or assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the Person purchasing such properties and assets shall assume by written instrument executed and mailed or delivered to the holders of the Warrants, the obligation to deliver to such holders such shares of stock, other Securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of all liabilities and obligations of the Company hereunder and thereunder, unless the holders of the Warrants are required to participate in such transaction pursuant to Section 3.3 of the Voting and Co-Sale Agreement. The provisions of this Section 4.1(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. In furtherance of the foregoing, upon the occurrence of a Specified Event constituting a Sale of the Company, the holder of the Warrants shall be entitled, at its option, to either (i) exercise the Warrants in order to receive amounts available to the holders or Common Stock as described above or
         (ii) sell the Warrants, either to the Company or its successor, as the Company so elects, in exchange for a cash purchase price equal to the fair market value of the assets or other Securities issuable or payable with respect to the number of shares of Common Stock underlying the Warrant, minus the Purchase Price of such Warrants. In connection with any Specified Event, if the form of the transaction of any such Specified Event results in the receipt of consideration by the Company, the Company shall promptly (and in any event within sixty (60) days) distribute such consideration after the receipt thereof by the Company to the holders of the Warrants as set forth above.

                  (d) Performance-Based Adjustment. The Authorized Number of Shares shall be subject to decrease or increase at the earliest of (i) the Maturity Date (as defined in the Purchase Agreement); or (ii) prepayment in full of the Notes and repurchase of the Warrants; or
         (iii) a Sale of the Company; or (iv) the determination of the Warrant Purchase Price pursuant to Section 5.1 or 5.2, according to the following: (a) the Authorized Number of Shares shall be decreased by multiplying such number by .9367 if the Company achieves Broadcast Cash Flow for the trailing twelve (12) months ended at the end of its most recently completed fiscal quarter immediately prior to the date of the applicable event specified in clauses (i) through (iv) above (the "Trailing Twelve Months Broadcast Cash Flow") in excess of 125% of those thresholds set forth in the projections attached as Schedule C (the "Budgeted Plan") and, in the case of a Sale of the Company, the Sale Consideration, or in the case of a determination of the Warrant Purchase Price, the Total Fair Market Value, is greater than 13 times Trailing Twelve Months Broadcast Cash Flow; or (b) the Authorized Number of Shares shall be increased by multiplying such number by
         1.0633 if the Company achieves Trailing Twelve Months Broadcast Cash Flow less than 75% of the Budgeted Plan and, in the case of a Sale of the Company, the Sale Consideration, or in the case of determination of the Warrant Purchase Price, the Total Fair Market Value, is less than 15 times Trailing Twelve Months Broadcast Cash Flow. For purposes hereof, the term "Broadcast Cash Flow" means, for any period, an amount equal to (a) Consolidated EBITDA of the Company and its Subsidiaries plus (b) Corporate Overhead Expense. The parties agree that the Budgeted Plan presently contains projections set forth on an annual basis and that the Company shall, within a reasonable period of time after the date of this Agreement, provide a breakdown of the Budgeted Plan on a quarter-annual basis, reasonably acceptable to the Required Holders, which shall thereupon constitute Schedule C. For purposes of this Section 4.1(d), the Total Fair Market Value shall mean the Net Asset Value as determined pursuant to the definition of Fair Market Value.

                  (e) Other Adjustments. In case at any time or from time to time during the term of the Warrants conditions arise by reason of any action(s) taken or omitted to be taken by the Company which, in the opinion of the Company's Board of Directors, are not adequately covered by the provisions of this Section 4, and which could reasonably be expected to be materially and adversely affect the exercise rights of the holders of the Warrants, the Company shall obtain advice from the Company's independent certified public accountants, or of other independent certified public accountants selected by the Company and reasonably satisfactory to the Required Holders, setting forth any adjustment of the Authorized Number of Shares and/or of the Purchase Price, on a basis consistent with the standards established in the other provisions of this Section 4.1, necessary in order to preserve, without diminution the exercise and other rights of the holders of the Warrants. Upon receipt of such advice, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  (f) Company Stock. For purposes of this Section 4.1, the number of shares of Common Stock outstanding or deemed to be outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purposes of this Section 4.1.

                  (g) Notice of Adjustment. Upon each adjustment of the Purchase Price, and upon each change in the Authorized Number Shares, and in the event of any change in the rights of the holders of the Warrants by reason of any other event(s) herein set forth, then and in each such case the Company promptly shall deliver to the holders of the Warrants, by first-class certified mail, return receipt requested, postage prepaid, a statement, signed by the Company's principal financial officer, showing in reasonable detail the basis of such determination or the facts requiring such adjustment and/or change, and stating the adjusted Purchase Price, and the new Authorized Number of Shares, or specifying the other shares of stock, other Securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Where appropriate, such statement may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4.1(h).

                  (h) Notice of Certain Events. If the Company shall propose to take any action requiring a calculation pursuant to this Section 4.1, the Company shall give notice to the holders of the Warrants in the manner set forth in Section 4.1(g), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice also shall set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Authorized Number of Shares and the number, kind or class of shares or other Securities or other property or assets which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least fifteen (15) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. The holder of any Warrant may within fifteen (15) days of any notice delivered by the Company pursuant to this Section 4.1(h) object to any of the Company's calculations contained in such notice by delivery of a notice setting forth such objection in reasonable detail. If such holder of any Warrant and the Company shall be unable to resolve such objection within ten (10) days of delivery of such notice to the Company, such objection shall be resolved by an independent accounting firm mutually agreed upon by the Company and such holder of the Warrant. The Company shall bear the fees and expenses of such firm.

                  (i) Agreement and Warrants Not Required to be Restated. Irrespective of any adjustments in the Authorized Number of Shares, the Purchase Price or the number or kind of cash, Securities or other property or assets purchasable upon the exercise of the Warrants, this Agreement and the Warrants may continue to express the same number of Warrants, Purchase Price and number and kind of Securities as are initially stated in this Agreement and the Warrants.

                  (j) Rounding. All calculations under this Section 4.1 shall be made to the nearest sixth decimal place.

                  (k) Single Adjustment. In no event shall the Authorized Number of Shares or Purchase Price be adjusted pursuant to more than one paragraph of this Section 4.1 with respect to a single event.

         4.2 Fractional Shares. The Company shall issue fractional shares of Common Stock upon the exercise of any Warrant, as appropriate.

         4.3 Right of Action. All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the registered holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         4.4 Special Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

                   (a) the Warrant Certificates are transferable only in accordance with the Purchase Agreement and the Related Agreements (subject to the conditions contained in Article XI of the Purchase Agreement) and only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b) hereof, duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

                   (b) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant

         Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary;

         4.5 Special Agreements of the Company. The Company covenants and agrees that:

                  (a) The Company shall not, by amendment to its Articles of Incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against impairment.

                  (b) Before taking any action that would result in an adjustment to the then current Purchase Price to a price that would be below the then current par value of Common Stock issuable upon exercise of any Warrant, the Company will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon payment of such Purchase Price as so adjusted, provided, that if, under applicable law, no such corporate or other action may be lawfully taken, then the Company may nevertheless take the action that would result in an adjustment to the then current Purchase Price, and all other adjustments called for by this Section 4 shall be made, but the Purchase Price shall not be adjusted until such corporate or other action is lawfully taken.

5.       PUT RIGHTS; CALL RIGHTS.

         5.1 Put Rights. Subject to and to the extent permitted by the Loan Documents, the Required Holders have the right, at any time on or after the Maturity Date of the Notes (as defined in the Purchase Agreement) (other than a Maturity Date occasioned by a Sale of the Company that is either (i) a Specified Event under Section 4.1(c) or (ii) a transaction in which the Warrant holders are entitled to participate under Section 3.1 of the Voting and Co-Sale Agreement or (iii) a transaction in which the Warrant holders are required to participate under Section 3.3 of the Voting and Co-Sale Agreement), to require the Company to purchase (the "Put") all of the Warrants at the Warrant Purchase Price or if, in accordance with the Purchase Agreement and the Related Agreements, the holder has exercised the Warrant, the shares of Common Stock issued on exercise of the Warrant ("Warrant Shares") at the Fair Market Value thereof, by delivering a written notice to the Company (the "Put Notice"). Within ten (10) days after receipt of any Put Notice, the Company will give written notice of such requested Put to all other holders of Warrants and Warrant Shares, and all such holders shall be required to participate in the sale of Warrants and Warrant Shares pursuant to the Put.

         5.2 Call Right. If the Company proposes an acquisition with a valuation of at least $5,000,000, in connection with which the senior lenders, subordinated lenders or any proposed financing source (each a "Financial Party") reasonably require in good faith, as a condition to the financing and/or permitting the acquisition, an amendment to the Maturity Date of the Notes or an amendment to the dates set forth in the definition of Maturity Date or the dates set forth in the definition of Expiration Date, and the Majority Purchasers (as defined in the Purchase Agreement) or the Required Holders, as appropriate, do not agree to such amendment, subject to and to the extent permitted by the Loan Documents, the Company shall have the right to purchase the Warrants at the Warrant Purchase Price or the Warrant Shares at the Fair Market Value thereof in connection with its payment in full of the aggregate principal amount and interest outstanding under the Notes, by providing written notice of such election to the holders of the Warrants and Warrant Shares (a "Call Notice"). The Company shall give the Purchasers written notice (the "Requirement Notice") of any such requirement of a Financial Party, which notice shall specify the waiver or amendment requested and the terms of the proposed Acquisition, including, without limitation, the proposed financing, and shall include as an attachment thereto an executed copy of the term sheet (if any) and any other agreements (if any) relating to such proposed financing or if no such term sheet or other agreement exists, an outline of proposed, material terms described in good faith. Within twenty (20) days of delivery of the Requirement Notice, the Majority Purchasers or the Required Holders shall inform the Company in writing whether or not they shall agree to the amendment(s) being required. In the event the Majority Purchasers or Required Holders reject the proposed amendment(s) in their response pursuant to the preceding sentence (a "Written Rejection") or fail to respond to the Requirement Notice within such 20-day period, the Company, by delivery of a Call Notice within sixty (60) days after the earlier of the delivery of a Written Rejection or the expiration of the 20-day period, may elect to exercise its repurchase rights set forth in this Section 5.2, provided such right shall lapse if the repurchase is not consummated in full within six (6) months of the date of the Company's delivery of the Call Notice.

         5.3 Put and Call Closings. The Company shall pay to each holder, in cash or by wire transfer of immediately available funds, the Warrant Purchase Price or Fair Market Value, as appropriate, as soon as practicable after its receipt of the Put Notice or its delivery of the Call Notice, but in any event within 30 days after the later of (i) the final determination of the Warrant Purchase Price or Fair Market Value, as appropriate, and (ii) in the case of a Call Notice, the closing date of the acquisition described in Section 5.2 (a "Put/Call Closing Date"). In the event the Warrant Purchase Price or Fair Market Value, as appropriate, is not paid in full by the Put/Call Closing Date, such unpaid amount shall accrue interest at the applicable default rate of interest under the Notes, as it may adjust from time to time, so long as the Notes remain outstanding. If the Notes have been repaid in full in accordance with their terms but the Warrant Purchase Price or Fair Market Value, as appropriate, has not yet been paid in full, then the default rate of interest in effect under the Notes immediately prior to their repayment shall be the applicable rate of interest for purposes hereof, and such rate shall continue to increase on the same schedule as was in effect while the Notes were outstanding, until the Warrant Purchase Price or Fair Market Value and all accrued interest thereon has been paid in full. Interest on the unpaid Warrant Purchase Price or Fair Market Value, as appropriate, shall be compounded and calculated in the same manner as provided in Section 2.4 of the Purchase Agreement with respect to the Notes.

6.       REGISTRATION.

         6.1 Piggyback Registration. The Company agrees that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form other than a Form S-4 or Form S-8 (including its initial public offering), it will give notice in writing to such effect to the Holders at least thirty (30) days prior to such filing, and, at the written request of any such Holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the reasonable fees and expenses of one counsel to such Holders, but excluding underwriting discounts, commissions and filing fees attributable to the shares of Common Stock included therein), such of the shares of Common Stock as such Holder(s) shall request (the "Shares"); provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder other than a Holder, unless all of the Shares are included in the offering).

         6.2 Registration Procedures. Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 6.2(a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                  (c) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                  (d) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (f) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

                  (g) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                  (h) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (i) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                  (j) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                  (k) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two
         (2) business days prior to any delivery of the Shares to the underwriters.

                  (l) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

                  (m) Prior to the effectiveness of the registration statement and any post-effective amendment thereto in connection with, and at each closing of, an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any, with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that, subject to appropriate qualifications, no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

                  (n) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

         6.3 Grant of Other Registration Rights. After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than those granted to Holders pursuant to this Warrant or in contravention of Section 7.6 of the Purchase Agreement without the prior written consent of the Required Holders.

         6.4 Indemnification. The Company's obligations under Section 6.1 above with respect to each Holder of Shares are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such Holder and the terms of such Holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act) (collectively, the "Holder Indemnified Parties") from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or alleged statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement, and the Company will reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; and such Holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) (collectively the "Company Indemnified Parties") and each other Holder Indemnified Party against any loss, claim, damage or liability arising from any such statement or alleged statement or omission or alleged omission which was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder of the Shares expressly for use in connection with such registration statement; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder upon the sale of Shares sold in the offering covered by such registration.

         6.5      Contribution. If the indemnification provided for in Section
6.4 is unavailable or insufficient to hold harmless any of the Holder Indemnified Parties or Company indemnified parties (each an "Indemnified Party"), then each indemnifying party thereunder (an "Indemnifying Party") shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 6.4 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Parties, on the one hand, and the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Parties, on the one hand, or the Indemnified Party, on the other, and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement or omission or alleged omission. The amount payable to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.5 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of Section
6.4. No Person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.       INTERPRETATION OF THIS AGREEMENT.

         7.1 Certain Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

         Affiliate - has the meaning specified in the Purchase Agreement.

         Agreement, this -- and references thereto shall mean this Warrant Agreement as it may from time to time be amended or supplemented.

         Authorized Number of Shares - means the number of shares of Common Stock purchasable upon the exercise of the Warrants, initially 14.02 shares, as adjusted in accordance with Section 4.1.

         Board of Directors -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         Business Day -- means a day other than a Saturday, a Sunday or a day on which banks in the state in which the office maintained by the Company pursuant to Section 1.2(b) is located are required or permitted by law to be closed (other than a general banking moratorium or holiday for a period exceeding four
(4) consecutive days).

         Capital Lease -- means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

         Capital Securities - has the meaning specified in the Purchase
Agreement.

         Closing Date -- means the "Closing Date" as defined in the Purchase Agreement.

         Common Stock -- means the Common Stock, $0.01 par value, of the Company.

         Company -- shall have the meaning specified in the introductory paragraph hereof.

         Consolidated or consolidated -- means, with reference to any term defined herein, that term as applied to the Company's accounts and all of its Subsidiaries' accounts, that may in accordance with GAAP, be consolidated with the Company.

         Consolidated EBITDA -- means for any period, without duplication, an amount equal to Consolidated Net Income of a Person for such period, plus (a) Taxes of such Person for such period (plus Permitted Holdings Tax Distributions and Permitted Shareholder Tax Distributions (each as defined in the Senior Loan Agreement)), plus (b) Consolidated Interest Expense paid or accrued for such period, plus (c) other extraordinary charges incurred during such period, plus
(d) depreciation, amortization and other non-cash charges for such period, plus
(e) Transaction Costs (as defined in the Senior Loan Agreement), plus (f) Extraordinary Expenses (as defined in the Senior Loan Agreement); all to the extent deducted in computing Consolidated Net Income for such period, in each case determined on a consolidated basis in accordance with GAAP, plus (g) without duplication, costs, expenses and other amounts described in clause (ii) of the definition of Net Cash Proceeds as set forth in the Senior Loan Agreement incurred in connection with any Relocation (as defined in the Senior Loan Agreement).

         Consolidated Interest Expense -- means for any period, without duplication, the sum of all interest (including without limitation interest on Capital Leases) and commitment, letter of credit and similar fees on all Indebtedness of any Person which was paid or accrued during such period plus the net amounts payable (or minus the net amounts receivable) under Hedging Agreements (as currently defined in the Senior Loan Agreement) accrued during such period; in each case determined on a consolidated basis in accordance with GAAP.

         Consolidated Net Income - means for any period, the net income (or loss) of any Person, excluding any extraordinary income (or loss) for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions; in each case determined on a consolidated basis in accordance with GAAP.

         Convertible Securities - has the meaning specified in the Purchase Agreement.

         Corporate Overhead Expense Adjustment - means the adjustment as determined in accordance with Schedule B.

         Corporate Overhead Expense - means all general and administrative expenses incurred during any fiscal period which are not associated with, or attributable to, the particular operations of one or more of the stations owned and operated by the Company's Subsidiaries and which are properly classified as general and administrative expenses on the Company's financial statements, prepared on a consolidated basis in accordance with GAAP; provided, however that, notwithstanding any generally accepted accounting principles to the contrary, Corporate Overhead Expense shall include all compensation paid to Lenard or Jose Liberman and any of their relatives, except to the extent such compensation is associated with, or attributable to, the particular operations of one or more of the stations owned and operated by the Company's Subsidiaries and such compensation is attributable to functions being performed by Lenard or Jose Liberman which otherwise would have been performed by an unrelated party.

         Expiration Date - means 5:00 p.m. Eastern Time on the earlier of (a) the later of (i) March 20, 2011, or (ii) the date which is six (6) months from the date of payment in full of all outstanding principal and interest on the Notes and (b) the closing of the sale and issuance of shares of Common Stock of the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the gross proceeds of which exceed $25,000,000; provided if the holders have not had the right to put their Warrants under Section 5.1 of this Agreement, the Expiration Date of the Warrant shall extend until such time as the holders have such right.

         Fair Market Value - means (a)(i) the total consideration that would be received by the holders of the Common Stock upon the sale of all of the Company's and its Subsidiaries' assets (exclusive of cash and cash equivalents) in a single transaction or series of related transactions to a buyer or buyers willing to pay the highest purchase price that would be received in a sale, which buyer or buyers is under no compulsion to buy and the Company is under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, with no minority interest, illiquidity, restrictions on transfer or exercise discount being applied and no other discount being applied for any other reason, plus (ii) cash and cash equivalents of the Company and its Subsidiaries as of the date of the determination, plus (iii) the aggregate exercise or conversion price of all Rights in existence and remaining unexercised on such date, plus (iv) the aggregate amount of any Corporate Overhead Expense Adjustment, less (v) the amount of all accrued Indebtedness and other liabilities of the Company and its Subsidiaries (collectively, the net effect of the clauses (i) through (v), "Net Asset Value"), less (vi) 2.5% of such Net Asset Value to take into account the existing Phantom Stock identified in Schedule 3.4(b) to the Purchase Agreement and any Capital Securities, Convertible Securities or Phantom Stock hereafter issued pursuant to clause (A) of the last sentence of Section 7.6 of the Purchase Agreement, and such Phantom Stock, Convertible Securities and Capital Securities shall not be included in "Indebtedness and other liabilities" in the computation of the Net Asset Value, divided by

                  (b) the number of shares of Fully-Diluted Outstanding Equity, which shall not include for purposes of this definition any Phantom Stock, Convertible Securities or Capital Securities referred to in subclause (vi) of the foregoing clause (a).

         The Fair Market Value shall be that which is negotiated by the Company and the Required Holders. The procedures set forth in this definition shall govern the determination of the Fair Market Value. The following principles and procedures shall govern this analysis.

                  (1) The Company shall within thirty (30) days of the occurrence of the event under this Agreement which requires the determination of the Fair Market Value inform the Purchasers in writing of its good faith determination of the Fair Market Value. The Company shall set forth its determination of the Fair Market Value in a reasonably detailed schedule which shall include all factors relevant to the Company's determination, including the Company's good faith determination of each of clauses (a)(i) through (a)(vi) described in the first paragraph of this definition. The schedule setting forth the Company's good faith determination of the Fair Market Value as set forth in this definition may be referred to herein as "Company's Fair Market Value Notice."

                  (2) Following receipt of Company's Fair Market Value Notice, the Required Holders may request from the Company such additional information, data or other evidence as the Required Holders may reasonably determine to be necessary to verify the Company's determination of the Fair Market Value. The Company agrees to promptly respond to the Required Holders' requests for such additional information and shall cooperate in good faith with the Required Holders to assist the Required Holders in reaching such verification.

                  (3) Within fifteen (15) days following the date of delivery of the Company's Fair Market Value Notice (which term may be extended by mutual agreement of the parties), the Required Holders shall deliver to the Company a written notice either (i) accepting the amount of the Fair Market Value set forth in the Company's Fair Market Value Notice or (ii) challenging the Company's determination of the Fair Market Value (a "Challenge Notice").

                  (4) If the Required Holders do not elect to deliver a timely Challenge Notice, then the Fair Market Value set forth in the Company's Fair Market Value Notice shall be deemed to have been accepted. If the Required Holders elect to deliver a Challenge Notice, such notice shall include, in reasonable detail, the Required Holders' good faith determination of the Fair Market Value, including reasonable backup evidence and data. Such Challenge Notice shall specifically and in reasonable detail address each of the aspects of Company's Fair Market Value Notice which the Required Holders believe to be incorrect.

                  (5) The Company and the Required Holders shall, promptly following the Company's receipt of the Required Holders' Challenge Notice, meet in good faith to review the aspects of the calculation of the Fair Market Value upon which the parties have a material disagreement.

                  (6) If, despite such meeting and the good faith efforts of the parties to agree, the parties are unable to reach agreement regarding the amount of the Fair Market Value, or if one party fails to make itself available for such meeting within 10 days of the delivery of the Challenge Notice, either party may, by written notice to the other ("Valuation Commencement Notice"), elect to have the value of the assets to be valued as part of the calculation of the Fair Market Value determined by the Valuation Mechanism set forth below.

                  (7) As used herein, the "Valuation Mechanism" shall be the procedures pursuant to which the parties may elect to have the assets valued as part of the calculation of Fair Market Value determined by third party valuation professionals. The following are the procedures for the Valuation Mechanism:

         Within thirty (30) days after delivery of the Valuation Commencement Notice, the Company and the Required Holders shall attempt to agree upon an appraiser to determine the Fair Market Value, which appraiser shall be a nationally recognized broker, investment banker or appraisal firm with expertise in the broadcast radio and television industry (the "Appraiser"). If, within such thirty (30) day period, the Company and the Required Holders agree upon an Appraiser to determine the Fair Market Value, then such Appraiser shall be engaged by the parties to conduct an independent appraisal to make a determination of Fair Market Value based on the definition of Fair Market Value set forth herein and shall prepare a written report explicitly identifying its conclusion as to Fair Market Value and the assumptions, methodology and comparables used by the Appraiser to reach that conclusion. The Appraiser shall deliver its written report to the Company and the Required Holders within thirty
(30) days of the date of the Appraiser's engagement, provided however, that if the Appraiser reasonably requires additional time to complete its appraisal report and to arrive at a determination of Fair Market Value, the parties shall grant the Appraiser one reasonable extension of time, not to exceed thirty (30) days, to deliver its report and make its determination of Fair Market Value. The determination of the Appraiser shall govern.

         If the Company and the Required Holders do not, within such thirty (30) day period, agree as to a single Appraiser, or if the Appraiser appointed as provided above fails to timely deliver to the Company and the Required Holders a written report explicitly identifying its conclusion as to Fair Market Value and the assumptions, methodology and comparables used by the Appraiser to reach that conclusion, then each of the Company and the Required Holders shall within ten
(10) days thereafter appoint one Appraiser who meets the standards described in the above definition with written notice of each party's appointment of an Appraiser to be delivered to the other party within such ten (10) day period, or any extension of that time period that is agreed to by the parties (the "Appointment Date"). Any party failing to provide written notice of its selection of an Appraiser within the time period specified above shall be deemed to have waived its right to appoint its own Appraiser to make that determination and to have agreed to accept as its own the Appraiser appointed by the other party. Each of the two appraisers shall be a nationally recognized broker, investment banker or appraisal firm with expertise in the broadcast radio and television industry. Each of the two Appraisers so selected shall conduct an independent appraisal of Fair Market Value based on the definition of Fair Market Value set forth herein and shall prepare a written report explicitly identifying its conclusion as to Fair Market Value and the assumptions, methodology and comparables used by the Appraiser to reach that conclusion. Each Appraiser shall deliver its written report to the Company, the Required Holders and the other Appraiser within thirty (30) days after the Appointment Date, provided however, that if either Appraiser reasonably requires additional time to complete its appraisal report and to arrive at a determination of Fair Market Value, the parties shall grant the Appraisers one extension of time, not to exceed thirty (30) days, to deliver their reports and make their determinations of Fair Market Value. If the two Appraisers so selected agree upon a determination of Fair Market Value, their joint determination shall govern.

         If the two Appraisers cannot reach agreement within the time period allowed for their respective determinations of Fair Market Value, the two Appraisers selected shall, within a ten (10) day period following the time period allowed for their respective determinations of Fair Market Value, select a third Appraiser who meets the standards described above (the "Third Appraiser"). The Third Appraiser shall conduct an independent appraisal of Fair Market Value based on the definition of Fair Market Value set forth herein and shall prepare a written report explicitly identifying its conclusion as to Fair Market Value and the assumptions, methodology and comparables used by the Third Appraiser to reach that conclusion. The Third Appraiser shall deliver its written report to the Company and the Required Holders within thirty (30) days of the date of its selection, provided however, that if the Third Appraiser reasonably requires additional time to complete its appraisal report and to arrive at a determination of Fair Market Value, the parties shall grant the Third Appraiser one reasonable extension of time, not to exceed thirty (30) days, to deliver its report and make its determination of Fair Market Value. The Fair Market Value shall be the average of (i) the appraisal of the Third Appraiser and (ii) the closest in value of the appraisal of the first two Appraisers to the appraisal of the Third Appraiser. All decisions of the Appraiser(s) shall be rendered in writing and shall be signed by the Appraiser(s). Except as set forth in the next succeeding paragraph, the Fair Market Value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the Fair Market Value determination shall not be taken into account in determining Fair Market Value and shall be borne by the Company.

         If either party contends and produces credible, substantive evidence that any Appraiser has acted with gross negligence or serious and willful misconduct in the conduct of his or her appraisal, or that such Appraiser has grossly or willfully failed to follow the appraisal methodology described in the definition of Fair Market Value, but not otherwise, such party may by written notice to the other party (with a copy to the American Arbitration Association) demand that such alleged negligence, misconduct or failure be adjudicated by an arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association before a single arbitrator. Within ten (10) days following receipt of such notice, the Company and the Required Holders shall attempt to agree upon an arbitrator, who shall be an attorney or retired judge, preferably with experience handling disputes involving the radio or television industries (the "Arbitrator"). If the parties are unable to agree upon an Arbitrator within ten (10) days, the parties or either party may request the American Arbitration Association to appoint the Arbitrator. Each party shall use its commercially reasonable best efforts to cause the arbitration to be completed within sixty (60) days after the appointment of the Arbitrator. Either party may apply to the Arbitrator for interim or injunctive relief, and may seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights of that party pending conclusion of the arbitration. The parties shall be allowed discovery in the arbitration, but with depositions to be limited to a maximum of two per party to be held within thirty (30) days after the making of a request for depositions. If the Arbitrator determines that any Appraiser has acted with gross negligence or serious and willful misconduct or has grossly or willfully failed to follow the appraisal methodology described in the definition of Fair Market Value, the Arbitrator may order appropriate relief including but not limited to the appointment of a new Appraiser or the selection of a new Appraiser by the parties, in either case within a ten (10) day period, to determine Fair Market Value applying the correct methodology within a thirty
(30) day period following such selection or appointment.

         FCC and FCC Laws - have the meaning specified in Section 1.3.

         Fully-Diluted Outstanding Equity -- means, as of any time of determination, the sum of

                  (i) the total number of shares of Common Stock outstanding at such time; plus

                  (ii) the aggregate number of shares of Common Stock issuable in respect of Rights in existence and remaining unexercised at such time, determined based on the maximum number of shares of Common Stock issuable pursuant to Rights, without regard to whether such Rights are then exercisable.

         Generally accepted accounting principles or GAAP -- means accounting principles which are (a) consistent with the principles promulgated or adopted by the United States Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

         Holders -- means the registered holders of the Warrants.

         Indebtedness -- means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to ensure the owner of Indebtedness against loss,through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

         Initial Purchase Price -- means $0.01 per share.

         Institutional Investor - means the Purchasers, any affiliate of the Purchasers, and any holder of Warrants that is an "accredited investor" as defined in Section 2(15) of the Securities Act.

         Lien -- means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         Loan Documents - shall have the meaning specified in the Purchase Agreement.

         Nasdaq -- means the National Association of Securities Dealers Automated Quotation System.

         Notes -- shall have the meaning specified in Recital C of this Agreement.

         Permitted Holders -- shall have the meaning specified in the Purchase Agreement.

         Person -- means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

         Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         Purchase Agreement -- shall have the meaning specified in Recital C of this Agreement.

         Purchase Price -- means, prior to any adjustment pursuant to Section 4 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time.

         Put/Call Closing Date - has the meaning specified in Section 5.3.

         Related Agreements - shall have the meaning specified in the Purchase Agreement.

         Required Holders -- means, at any time, the holders (other than the Company or any Affiliate) of more than fifty percent (50%) of the Warrants, subject to the proxy granted to Alta Communications VIII, L.P. or its successor pursuant to Section 3.4 of the Voting and Co-Sale Agreement.

         Right -- means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and any evidence of indebtedness, equity security or other instruments or right convertible or exchangeable into Common Stock, including, without limitation, any right which, pursuant to the provisions of any Security, is convertible or exchangeable into Common Stock.

         Sale Consideration - means the aggregate consideration received by (i) the Company or (ii) the holders of Capital Securities and Convertible Securities of the Company in connection with the Sale of the Company, provided that in the case of a Sale of the Company that involves a transfer of less than 100% of the ownership of the Capital Securities of the Company, the Sale Consideration means the implied equity value of the Company based on the aggregate consideration payable for the percentage ownership of the Company being transferred and (B) in the case of a Sale of the Company that involves a transfer of less than 100% of the assets of the Company and its Subsidiaries (except to the extent the unsold assets are of a de minimis amount), the Sale Consideration means the aggregate consideration received by the Company and its Subsidiaries with respect to the sold assets plus the fair market value of the remaining assets (determined in accordance with the Valuation Mechanism set forth in the definition of Fair Market Value).

         Sale of the Company -- means one or more of the following, effected in a single transaction or series of transactions, whether or not related, with one or more Persons that is not an Affiliate of the Company:

                  (a) The sale or other disposition of all or substantially all of the Company's assets or the assets of the Company's Subsidiaries, on a consolidated basis:

                  (b) The sale or other disposition of a majority of the issued and outstanding Capital Securities of the Company or other rights giving such Person or Persons the power to elect a majority of the Company's board of directors (whether by merger, consolidation or issuance, sale or transfer of Capital Securities of the Company); or

                  (c) The merger or consolidation of the Company or substantially all of its Subsidiaries with one or more third parties in a transaction in which such third party(ies) or the holders of their Capital Securities thereafter control, directly or indirectly, the business and affairs of the Company or the Subsidiaries party to such transaction.

         Securities Act -- means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Security -- shall have the meaning specified in Section 2(1) of the Securities Act.

         Senior Loan Agreement - shall have the meaning specified in the Purchase Agreement.

         Shares - has the meaning specified in Section 6.1.

         Subsidiary -- means any Person which the Company now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding Capital Securities entitled to vote generally; and the term "Subsidiaries" means all of such Persons collectively.

         Voting and Co-Sale Agreement -- means the Voting and Co-Sale Agreement, dated as of the date hereof, among the Company, the Purchasers and the other shareholders of the Company named therein, as the same may be amended, supplemented or otherwise modified from time to time.

         Voting Stock -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Warrant -- shall have the meaning specified in Recital B hereof.

         Warrant Certificate -- shall have the meaning specified in Section 1.1 hereof.

         Warrant Purchase Price - shall mean the Fair Market Value of the shares of Common Stock then issuable to holders upon the exercise of the Warrants as of the date of the Put Notice or Call Notice or such other date of an adjustment to the Authorized Number of Shares pursuant to Section 4.1(d)(i), (ii) or (iv), less the aggregate Purchase Price of such Warrants.

         7.2 Use of the Term "Underwritten." Wherever this Agreement refers to an "underwriting" or an "underwritten offering," such term shall mean and include any sale pursuant to any arrangement by which any Person engages in a distribution of the Securities subject to such underwriting, whether such underwriting is undertaken on a best efforts or firm commitment basis.

         7.3 Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

8.       MISCELLANEOUS.

         8.1 Amendment and Waiver. This Agreement and the Warrant Certificates may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

                  (a) in the case of Section 1 through Section 8, inclusive, hereof (other than this Section 8.1) and the Warrant Certificates, the written consent of the Required Holders; or

                  (b) in the case of this Section 8.1, the written consent of all holders of Warrant Certificates;

provided that no such amendment or waiver of any of the provisions of this Agreement or the Warrant Certificates, in each case pertaining to the Purchase Price or the number of shares of Common Stock that may be purchased upon exercise of each Warrant shall be effective as to the holder of any Warrant, absent such holder's written consent, unless such amendment or waiver applies equally and ratably to all holders of Warrants.

         8.2 No Rights or Liabilities as Stockholder. Except as expressly provided herein, nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights of a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         8.3 Directly or Indirectly. Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         8.4 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein and in the Purchase Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Purchasers of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchasers or other holder of a Warrant Certificate or the Company, as applicable, regardless of any investigation made at any time by or on behalf of the Purchasers or such other holder or the Company, as applicable. Subject to the preceding sentence, this Agreement, the Warrant Certificates, the Purchase Agreement and the Related Agreements embody the entire agreement and understanding between the Purchasers and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

         8.5 Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and permitted assigns of the parties hereto (including, without limitation, any Permitted Holder of a Warrant Certificate) whether so expressed or not.

         8.6 Notices. All communications hereunder or under the Warrants shall be in writing, shall be delivered by United States mail (postage prepaid), nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

                  (a) if to a Purchaser, addressed to it at the address set forth on Schedule A, or at such other address as the Purchaser shall have specified to the Company in writing, with a copy to:



                      Richard G. Small, Esq.
                      Edwards & Angell, LLP
                      2800 Financial Plaza
                      Providence, RI 02903
                      Telephone:  (401) 276-6582
                      Facsimile:   (401) 276-6611

                  (b) if to any other holder of a Warrant Certificate, addressed to such other holder at such address as such holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

                  (c) if to the Company, addressed to it at:

                      LBI Holdings I, Inc.
                      c/o Liberman Broadcasting, Inc.
                      1813 Victory Place
                      Burbank, CA 91504
                      Attn.: Executive Vice President
                      Telephone: (818) 563-5722
                      Facsimile:  (818) 563-4244

with a copy to:

                      O'Melveny & Myers LLP
                      400 South Hope Street
                      Los Angeles, CA 90071
                      Attention: Joseph K. Kim, Esq.
                      Facsimile: (213) 430-6407
                      Telephone: (213) 430-6511

         or at such other address as the Company shall have specified to the holders of the Warrant Certificates in writing; provided that any such communication to the Company may also, at the option of any holder of a Warrant Certificate, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

         8.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         8.9      Waiver of Jury Trial, Consent to Jurisdiction.

                  (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (b) Consent to the Exclusive Jurisdiction of the Courts of the Commonwealth of Massachusetts. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF THE COMMONWEALTH OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

                  EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 8.9 OR IN THE DEFINITION OF FAIR MARKET VALUE OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF OR IN THE DEFINITION OF FAIR MARKET VALUE IN SECTION 7.1.

                  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 8.6.

         8.10 Governing Law. THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATIONS OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

         8.11 Expiration. All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date.

         8.12 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of such Articles in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

  [Remainder of page intentionally left blank; next page is a signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

                                    LBI HOLDINGS I, INC.

                                    By  /s/ Lenard Liberman
                                      --------------------------------------
                                    Name:   Lenard Liberman
                                    Title:  Executive Vice President

                                    Accepted:

                                    ALTA COMMUNICATIONS VIII, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                         its General Partner

                                    By: /s/ Eileen McCarthy
                                       -------------------------------------
                                    Name:___________________________________
                                    Title:__________________________________


                                    ALTA-COMM VIII S BY S, LLC

                                    By: /s/ Eileen McCarthy
                                       -------------------------------------
                                    Name:___________________________________
                                    Title:__________________________________


                                    ALTA COMMUNICATIONS VIII-B, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                         its General Partner

                                    By: /s/ Eileen McCarthy
                                       -------------------------------------
                                    Name:___________________________________
                                    Title:__________________________________

                                 ALTA VIII ASSOCIATES, LLC

                                 By:  Alta Communications, Inc.

                                 By:   /s/ Eileen McCarthy
                                    --------------------------------------------
                                 Name:__________________________________________
                                 Title:_________________________________________


                                 CALIFORNIA STATE TEACHERS'
                                 RETIREMENT SYSTEM


                                 By:    /s/ Christopher J. Ailman
                                    --------------------------------------------
                                 Name:      Christopher J. Ailman
                                      ------------------------------------------
                                 Title:     Chief Investment Officer
                                       -----------------------------------------


                                 BANCBOSTON INVESTMENTS INC.


                                 By:    /s/ Lars A. Swanson
                                    --------------------------------------------
                                 Name:      Lars A. Swanson
                                      ------------------------------------------
                                 Title:     Director
                                       -----------------------------------------


                                 UNIONBANCALEQUITIES, INC.


                                 By:    /s/ J. Kevin Sampson  /s/ David Bonrouhi
                                    --------------------------------------------
                                 Name:      J. Kevin Sampson      David Bonrouhi
                                      ------------------------------------------
                                 Title:     Vice President        Vice President
                                       -----------------------------------------

                                   Schedule A
                             Schedule of Purchasers

-----------------------------------------------------------------------------------------
Purchaser                             Address                            No. of Warrants
---------                             -------                            ---------------
-----------------------------------------------------------------------------------------
Alta Communications VIII, L.P.        200 Clarendon Street               7.398725
                                      Boston, MA 02109
                                      Attn: Bob Emmert

-----------------------------------------------------------------------------------------
Alta-Comm VIII S By S, LLC            200 Clarendon Street               0.122340
                                      Boston, MA 02109
                                      Attn: Bob Emmert

-----------------------------------------------------------------------------------------
Alta Communications VIII-B, L.P.      200 Clarendon Street               0.411919
                                      Boston, MA 02109
                                      Attn: Bob Emmert

-----------------------------------------------------------------------------------------
Alta VIII Associates, LLC             200 Clarendon Street               0.011683
                                      Boston, MA 02109
                                      Attn: Bob Emmert

-----------------------------------------------------------------------------------------
California State Teachers'            Mail Station #4                    2.336667
Retirement System                     Investments Office
                                      7667 Folsom Boulevard
                                      P. O. Box 163749, MS4
                                      Sacramento, CA  95816-3749
                                      Attn: Deanna Winter

-----------------------------------------------------------------------------------------
BancBoston Investments Inc.           175 Federal Street                 2.804000
                                      10/th/ Floor
                                      Boston, MA 02110
                                      Attn: Lars Swanson

-----------------------------------------------------------------------------------------
UnionBanCal Equities, Inc.            c/o Union Private Equity           0.934667
                                      445 South Figueroa St.
                                      21/st/ Floor
                                      Los Angeles, CA 90071
                                      Attn: Kevin Sampson

-----------------------------------------------------------------------------------------

                                   Schedule B

                    Corporate Overhead Expense Adjustment to
                                Fair Market Value

If the Company's Corporate Overhead Expense exceeds the amounts shown below during any calendar year, the amount of such excess, together with interest thereon from the end of such calendar year to the date of the final determination of the Fair Market Value, at the rate of six percent (6%), as compounded and calculated under the Notes, shall be added to the other elements of Fair Market Value.

         2001     $1.4 million
         2002     $1.6 million
         2003     $1.8 million
         2004     $2.1 million
         2005     $2.4 million
         2006     $2.8 million
         2007     $3.2 million

                                   Schedule C

            Projections for Performance-Based Adjustment pursuant to
                          Section 4.1(d) are attached

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THE SALE, TRANSFER, PLEDGE, OR HYPOTHECATION (COLLECTIVELY, THE "TRANSFER") OR EXERCISE OF THIS WARRANT AND THE TRANSFER OF THE SECURITIES ISSUABLE UPON EXERCISE ARE SUBJECT TO THE COMMUNICATIONS ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS OF THE FEDERAL COMMUNICATIONS COMMISSION.

         FURTHERMORE, THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXERCISED AND THE SECURITIES ISSUABLE UPON EXERCISE MAY NOT BE TRANSFERRED, IN EACH CASE, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF TAX COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER OR EXERCISE, AS APPLICABLE, WILL NOT TERMINATE THE COMPANY'S CLASSIFICATION AS AN "S" CORPORATION EXCEPT TO THE EXTENT SUCH EXERCISE IS OTHERWISE PERMITTED UNDER THE PURCHASE AGREEMENT DEFINED IN THE BELOW-REFERENCED WARRANT AGREEMENT.

         THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 20, 2001 BY AND AMONG LBI HOLDINGS I, INC., A CALIFORNIA CORPORATION, THE PURCHASERS PARTY TO THE PURCHASE AGREEMENT, AND FLEET NATIONAL BANK, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT") FOR THE LENDERS UNDER THE CREDIT AGREEMENT BY AND AMONG LBI HOLDINGS II, INC. (THE "BORROWER"), THE DIRECT AND INDIRECT SUBSIDIARIES OF THE BORROWER WHICH ARE CREDIT PARTIES THEREUNDER, THE LENDERS PARTY THERETO AND THE ADMINISTRATIVE AGENT AND UNION BANK OF CALIFORNIA, N.A. AS SYNDICATION AGENT, AND CIT LENDING SERVICES CORPORATION AND GENERAL ELECTRIC CAPITAL CORPORATION AS CO-DOCUMENTATION AGENTS. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR

AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

         THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF MARCH 20, 2001, AMONG LBI HOLDINGS I, INC., THE PURCHASERS PARTY TO THE PURCHASE AGREEMENT, OAKTREE CAPITAL MANAGEMENT, LLC, INDIVIDUALLY AND AS AGENT FOR CERTAIN HOLDERS, AND OTHERS. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

                               WARRANT CERTIFICATE

                              LBI HOLDINGS I, INC.

No. WR-___                                                      [_____] Warrants
Date: ________

         This Warrant Certificate certifies that ________, or registered assigns, is the registered holder of ____________ (__________) Warrants to purchase shares of Common Stock of LBI HOLDINGS I, INC. (the "Company"), a California corporation. Each Warrant initially entitles the owner thereof to purchase at any time on or before the Expiration Date one (1) fully paid and nonassessable share of Common Stock of the Company, at a Purchase Price of one cent ($0.01) upon (i) presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and (ii) delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement referred to below. The number of shares of Common Stock purchasable pursuant to this Warrant Certificate and the Purchase Price therefor are subject to adjustment as referred to below.

         The Warrants are issued pursuant to the Warrant Agreement, dated as of _____________, 2001 (as it may from time to time be amended or supplemented, the "Warrant Agreement"), between the Company and the purchasers named therein, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         As provided in the Warrant Agreement, the number of shares of Common Stock purchasable pursuant to this Warrant Certificate and/or the Purchase Price are, upon the happening of certain events, subject to adjustment. As further set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Eastern Time on the earlier of (a) the later of (i) March 20, 2011, or (ii) the date which is six (6) months from the date of payment in full of all outstanding principal and interest on the Notes and (b) the closing of the sale and issuance of shares of Common Stock of the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the gross proceeds of which exceed $25,000,000.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OTHER THAN ITS CONFLICTS OF LAW PRINCIPLES). THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE VOTING AND CO-SALE AGREEMENT DATED MARCH 20, 2001, AND THE SECURITIES PURCHASE AGREEMENT DATED MARCH 20, 2001, EACH AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY ANY HOLDER OF THIS WARRANT UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.

WITNESS the signature of a proper officer of the Company as of the date first above written.

ATTEST:                                       LBI HOLDINGS I, INC.

______________________________                By:_____________________________
Secretary                                          Name:
                                                   Title:

                              [FORM OF ASSIGNMENT]
       (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate)

         FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto
_________________________________________________________________________
(Please print name, address and taxpayer identification number or social security number of transferee.) the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint: ___________________________________________ attorney, to transfer the accompanying Warrant Certificate on the books of the Company, with full power of substitution.
Dated:  _________________, ______.



                                                           _____________________
                                                           Signature of Holder

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                         [FORM OF ELECTION TO PURCHASE]

                   (To be executed by the registered holder if
            such holder desires to exercise the Warrant Certificate)

To: ___________:

The undersigned hereby irrevocably elects to exercise _____ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

_________________________________________________________________________
(Please print name and address.)

_________________________________________________________________________
(Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

_________________________________________________________________________
(Please print name and address.)

_________________________________________________________________________
(Please insert social security or other identifying number.)

Dated:  __________,_____.



                                                       _____________________
                                                       Signature of Holder

                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.